UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2012

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

On January 18, 2012, the Connecticut Public Utilities Regulatory Authority (“PURA”) issued a final decision in Docket No. 10-12-05RE01, confirming its January 4, 2012 draft decision, in which it revised its earlier declaratory ruling of June 1, 2011 that concluded it did not have jurisdiction to review the pending merger between Northeast Utilities (“NU”) and NSTAR.  The final decision ruled that NU and NSTAR must now seek approval from PURA prior to completing the merger pursuant to Connecticut state law.  As a result, on January 19, 2012, NU and NSTAR filed with PURA an application for approval of the merger.

NU and NSTAR are awaiting approval of the merger from the Massachusetts Department of Public Utilities.

For further information regarding the pending NU-NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange Commission (“SEC”) in connection with the merger; NU’s Annual Report on Form 10-K for the year ended December 31, 2010; its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and its Current Reports on Form 8-K filed on December 5, 2011, December 29, 2011 and January 5, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

January 19, 2012

By:

/s/ JAY S. BUTH

Jay S. Buth

Vice President-Accounting and Controller